Exhibit 99.1
Castellum, Inc. Announces Its GTMR Subsidiary Has Been Selected as a SCI MAC Vendor

VIENNA, Va., Feb. 25, 2025 (GLOBE NEWSWIRE) -- Castellum, Inc. (NYSE-American: CTM) (“Castellum” or “CTM”), a cybersecurity, electronic warfare, and software engineering services company focused on the federal government, announces that its Global Technology and Management Resources, Inc. (“GTMR”) subsidiary has been selected as a Special Compartmented Information Multiple Award Contract (“SCI MAC”) vendor, supporting the Intelligence Division of Naval Air Warfare Center – Aircraft Division (“NAWCAD”). This single pool unrestricted Indefinite Delivery Indefinite Quantity (“IDIQ”) contract, which was effective as of February 21, 2025, has a ceiling of $249 Million that will be shared among the selected awardees on the SCI MAC.

Castellum/GTMR will engage with a wide range of customers across the U.S. Department of Defense, providing analytical, technical, and managerial efforts in the areas of acquisition, analysis, research and engineering, test and evaluation, logistics, training, and program management, as well as IT and Software Development Support. Castellum/GTMR will support Naval Air Systems Command (“NAVAIR”) across all aspects of the Acquisition Life Cycle of various platforms and systems, as well as intelligence and threat support to numerous research, development, test, and evaluation activities. This contract vehicle is intended to provide general contractor support services requiring access to intelligence and threat information at various classification levels to enable NAVAIR, subordinate Commands, Program Executive Offices, and subordinate Programs to execute their mission.

“Another important strategic win for our CTM Team as we continue our strong momentum to posture CTM, through our subsidiary companies of GTMR, SSI and Corvus, for vigorous and enduring organic growth. The federal government has increasingly shaped its acquisition strategy over the past few years to leverage IDIQ MAC’s and on follow Task Orders as their primary acquisition strategy, and Government Contracting companies must win an ‘invitation to a seat at the ‘table’ to be able to compete for new opportunities. This win is especially significant as we will have that all-important ‘seat at the table’ to help support one of our primary and strategic mission customers and their vital classified programs that directly impact our warfighters and their ability to ensure our national security. This is precisely where we want to be as CTM: helping to build as many essential and strategically enduring opportunities as we can to support mission-critical programs with our world-class CTM team and bring our unmatched technology services and solutions to our warfighters,” said Glen Ives, President and Chief Executive Officer of Castellum.

About Castellum, Inc.:

Castellum, Inc. (NYSE-American: CTM) is a cybersecurity, electronic warfare, and software engineering services company focused on the federal government - https://castellumus.com/.

Cautionary Statement Concerning Forward-Looking Statements:

This release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements represent the Company’s expectations or beliefs concerning future events and can generally be identified by the use of statements that include words such as “estimate,” “project,” “believe,” “anticipate,” “shooting to,” “intend,” “plan,” “foresee,” “likely,” “will,” “would,” “appears,” “goal,” “target” or similar words or phrases. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities, improvements to cost structure, and profitability. Forward-looking statements include, but are not limited to, statements regarding the Company’s expectations for revenue growth and new customer opportunities including opportunities arising from its contracts with SCI MAC and NAVAIR and other customers, improvements to cost structure, and profitability. These forward-looking statements are subject to risks, uncertainties, and other factors, many of which are outside of the Company’s control, that could cause actual results to differ materially from the results expressed or implied in the forward-looking statements, including, among others: the Company’s ability to compete against new and existing competitors; its ability to effectively integrate and grow its acquired companies; its ability to identify additional acquisition targets and close additional acquisitions; the impact on the Company’s revenue due to a delay in the U.S. Congress approving a federal budget, operating under a prolonged continuing resolution, government shutdown, or breach of the debt ceiling, as well as the imposition by the U.S. government of sequestration in the absence of an approved budget; the ability of the U.S. federal government to unilaterally cancel a contract with or without cause, and more specifically, the potential impact of the U.S. DOGE Service Temporary Organization on government spending and terminating contracts for convenience. For a more detailed description of these and other risk factors, please refer to the Company’s Annual Report on Form 10-K and its Quarterly Reports on Form 10-Q and other filings with the Securities and Exchange Commission (“SEC”) which can be viewed at www.sec.gov. All forward-looking statements are inherently uncertain, based on current expectations and assumptions concerning future events or future performance of the Company. Readers are cautioned not to place undue reliance on these forward-looking statements, which are only predictions and speak only as of the date hereof. The Company expressly disclaims any intent or obligation to update any of the forward-looking statements made in this release or in any of its SEC filings except as may be otherwise stated by the Company.

Contact:

Glen Ives, President and Chief Executive Officer
Phone: (703) 752-6157
info@castellumus.com

A photo accompanying this announcement is available at https://www.globenewswire.com/NewsRoom/AttachmentNg/8e355a09-de05-4150-b0bf-af06a2535f06